As filed with the Securities and Exchange Commission on July 13, 2010
Registration No. 333-166525
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
To
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
The GEO Group, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	1520 (Primary Standard Industrial Classification Code Number)	65-0043078 (I.R.S. Employer Identification Number)

One Park Place, Suite 700
621 Northwest 53rd Street
Boca Raton, Florida 33487-8242
(561) 893-0101
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Bulfin, Esq.
Senior Vice President, General Counsel
and Secretary
The GEO Group, Inc.
One Park Place, Suite 700
621 Northwest 53rd Street
Boca Raton, Florida 33487-8242
(561) 893-0101
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jose Gordo, Esq. Stephen K. Roddenberry, Esq. Esther L. Moreno, Esq. Akerman Senterfitt One Southeast Third Avenue, 25th Floor Miami, Florida 33131 (305) 374-5600	Cathryn L. Porter, Esq. General Counsel Cornell Companies, Inc. 1700 West Loop South, Suite 1500 Houston, Texas 77027 (713) 623-0790	Daniel Keating, Esq. Hogan Lovells US LLP 555 Thirteenth Street, NW Washington, D.C. 20004 (202) 637-5490

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective time of this registration statement and the effective time of the merger of GEO Acquisition III, Inc., a Delaware corporation and a wholly owned subsidiary of The GEO Group, Inc. with and into Cornell Companies, Inc., a Delaware corporation, as described in the Agreement and Plan of Merger, dated as of April 18, 2010, as amended, attached as Annex A to the joint proxy statement/prospectus forming part of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 4 to the Registration Statement on Form S-4 is being filed solely for the purpose of filing with the Securities and Exchange Commission Exhibits 8.1 and 8.2. This Amendment No. 4 does not modify any provision of the joint proxy statement/prospectus that forms a part of the Registration Statement and accordingly such joint proxy statement/prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Florida Business Corporation Act.  Section 607.0850(1) of the Florida Business Corporation Act, referred to as the FBCA, provides that a Florida corporation, such as GEO, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation shall have the power to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 607.0850.

Notwithstanding the foregoing, Section 607.0850(7) of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his or her duties as a director; and (ii) the director’s breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Bylaws.  GEO’s bylaws provide that GEO shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact he is or was a director, officer, employee, or agent, or is or was serving at the request of GEO as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding (except in such cases involving gross negligence or willful misconduct), in the performance of their duties to the full extent permitted by applicable law. Such indemnification may, in the discretion of GEO’s board of directors, include advances of his expenses in advance of final disposition subject to the provisions of applicable law. GEO’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any director, officer, employee, agent or controlling shareholder of GEO may be entitled as a matter of law.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit
Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of April 18, 2010, by and among The GEO Group, Inc., GEO Acquisition III, Inc. and Cornell Companies, Inc. (incorporated by reference to Exhibit 2.1 of GEO’s Current Report on Form 8-K filed on April 20, 2010).
5.1	Opinion of Akerman Senterfitt.**
8.1	Opinion of Akerman Senterfitt.*
8.2	Opinion of Hogan Lovells US LLP*
10.43	Voting Agreement, dated as of April 18, 2010, by and among The GEO Group, Inc. and certain stockholders of Cornell Companies, Inc. named therein (incorporated by reference to Exhibit 10.43 of GEO’s Current Report on Form 8-K filed on April 20, 2010).
23.1	Consent of Grant Thornton LLP.**
23.2	Consent of PricewaterhouseCoopers LLP.**
23.3	Consent of Akerman Senterfitt (included in Exhibit 5.1)**
23.4	Consent of Akerman Senterfitt (included in Exhibit 8.1)*
23.5	Consent of Hogan Lovells US LLP (included in Exhibit 8.2)*
24.1	Power of Attorney for The GEO Group, Inc. (included in signature pages to the Form S-4 filed on May 5, 2010)**
99.1	Proxy Card of The GEO Group, Inc.**
99.2	Proxy Card of Cornell Companies, Inc.**
99.3	Consent of Barclays Capital Inc.**

Exhibit
Number	Exhibit Description

99.4	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.**
99.5	Consent of Moelis & Company LLC**
99.6	Form of Election Form and Letter of Transmittal**

*	Filed herewith.

**	Previously filed.

Item 22.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this registration statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 13, 2010.

THE GEO GROUP, INC.

By:	/s/ Brian R. Evans
Name:     Brian R. Evans

Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* George C. Zoley	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 13, 2010

/s/ Brian R. Evans Brian R. Evans	Senior Vice President & Chief Financial Officer (Principal Financial Officer)	July 13, 2010

* Ronald A. Brack	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	July 13, 2010

* Wayne H. Calabrese	Vice Chairman of the Board, President and Chief Operating Officer	July 13, 2010

* Norman A. Carlson	Director	July 13, 2010

* Anne N. Foreman	Director	July 13, 2010

* Richard H. Glanton	Director	July 13, 2010

Signature	Title	Date

Clarence E. Anthony	Director

* Christopher C. Wheeler	Director	July 13, 2010

*By: /s/ Brian R. Evans Brian R. Evans Attorney-In-Fact

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

8.1	Opinion of Akerman Senterfitt.
8.2	Opinion of Hogan Lovells US LLP.